Exhibit 99.1

DESTINATION MATERNITY REPORTS SECOND QUARTER AND FIRST SIX MONTHS FISCAL 2017 RESULTS

•        E-commerce sales rise 30.2% from prior year second quarter

•        Second quarter gross margin improves 150 basis points

Moorestown, NJ, September 7, 2017 – Destination Maternity Corporation (NASDAQ: DEST), the world’s leading maternity apparel retailer, today announced financial results for the second quarter and first six months of fiscal 2017 ended July 29, 2017 compared to the second quarter and first six months of fiscal 2016 ended July 30, 2016.

Second Quarter Fiscal 2017 Financial Results

•	Net sales were $98.3 million compared with $106.5 million for the comparable prior year quarter. The decrease was driven by the closure of underperforming stores, a decline in comparable sales, and exit of the Kohl’s® relationship, which was included in prior year results.

•	Comparable sales decreased 3.4%, compared to a 2.7% decrease for the second quarter of fiscal 2016. Comparable sales for the second quarter of fiscal 2017 included a 30.2% increase in e-commerce sales.

•	Gross margin was 53.0%, up 150 basis points over the comparable prior year quarter gross margin of 51.5%.

•	SG&A for the second quarter of fiscal 2017 decreased 6.7% to $52.8 million, compared to $56.6 million for the second quarter of fiscal 2016. As a percentage of net sales, SG&A increased to 53.7% for the second quarter of fiscal 2017 compared to 53.1% for the second quarter of fiscal 2016.

•	The Company incurred store closing, asset impairment and asset disposal expenses of $1.1 million compared to expenses of $0.4 million for the second quarter of fiscal 2016.

•	Other charges, net during the second quarter of fiscal 2017 resulted in income of $0.2 million, primarily related to the now terminated merger, compared to charges of $0.9 million in the second quarter of fiscal 2016, primarily for management and organizational changes and the now terminated merger.

•	Adjusted EBITDA before other charges was $4.1 million compared to $3.3 million for the second quarter of fiscal 2016. Adjusted EBITDA before other charges is defined in the financial tables at the end of this press release.

•	GAAP net loss was $2.8 million, or $0.20 per diluted share, compared to GAAP net loss of $2.5 million, or $0.18 per diluted share, for the second quarter of fiscal 2016.

•	Adjusted net loss was $1.8 million, or $0.13 per diluted share, compared to adjusted net loss of $2.0 million, or $0.14 per diluted share, for the second quarter of fiscal 2016. For a reconciliation of GAAP to non-GAAP financial information refer to the financial tables at the end of this press release.

First Six Months of Fiscal 2016 Financial Results (26 weeks ended July 29, 2017)

•	Net sales were $204.7 million compared to $231.0 million for the six months ended July 30, 2016. The decrease in sales was primarily driven by a decline in comparable sales, the closure of underperforming stores, and the wind down of the Kohl’s, Sears and Gordmans relationships.

•	Comparable sales decreased 5.5%, compared to a decrease of 4.2% for the six months ended July 30, 2016.

•	Gross margin increased 80 basis points to 53.7% compared to 52.9% for the six months ended July 30, 2016.

•	SG&A for the first six months of fiscal 2017 decreased $6.9 million to $108.5 million, or 53.0% of net sales, compared to $115.4 million, or 50.0% of net sales.

•	Store closing, asset impairment and asset disposal expenses were $2.6 million, compared to $1.0 million for the six months ended July 30, 2016.

•	Other charges, net during the first six months of fiscal 2017 were $0.6 million, primarily related to the now terminated merger, compared to $1.5 million in the first six months of fiscal 2016, primarily for management and organizational changes and the now terminated merger.

•	Adjusted EBITDA before other charges and change in accounting principle was $10.4 million for the first half of fiscal 2017 compared to $16.5 million for the first half of fiscal 2016. Adjusted EBITDA before other charges and change in accounting principle is defined in the financial tables at the end of this press release.

•	GAAP net loss was $3.9 million, or $0.28 per diluted share, compared to GAAP net income of $1.5 million, or $0.11 per diluted share, for the six months ended July 30, 2016.

•	Adjusted net loss was $2.5 million, or $0.18 per diluted share, compared to adjusted net income of $2.5 million, or $0.18 per diluted share, for the six months ended July 30, 2016.

Other Financial Information

•	Inventories were $69.8 million at July 29, 2017, a decrease of approximately $0.7 million compared to $70.5 million at July 30, 2016.

•	Capital expenditures totaled $3.6 million primarily driven by investments in stores and, to a lesser extent, investments to support key systems projects. For the first six months of fiscal 2016 capital expenditures of $6.8 million were primarily driven by investments in stores and investments to support key systems projects.

•	Debt, net of cash, was $37.1 million at July 29, 2017, a decrease of $3.4 million compared to $40.5 million at July 30, 2016.

Retail Locations

The table below summarizes store opening and closing activity for the three and six months ended July 29, 2017 and July 30, 2016, as well as the Company’s total store, leased department and retail location count at the end of each fiscal period.

	Three Months Ended		Six Months Ended
	July 29,	July 30,	July 29,	July 30,
	2017	2016	2017	2016
Store Openings (1)	1	3	5	6

Store Closings (1)	5	7	13	16

Period End Retail Location Count (1)
Stores	507	526	507	526
Leased Department Locations	643	701	643	701

Total Retail Locations	1,150	1,227	1,150	1,227

1)	Excludes international franchised locations. As of July 29, 2017 Destination Maternity has 210 international franchised locations, including 18 standalone stores operated under one of the Company’s nameplates and 192 shop-in-shop locations.

Conference Call Information

As announced previously, the Company will hold a conference call today at 9:00 a.m. Eastern Time, regarding the Company’s second quarter fiscal 2017 financial results. Interested parties can participate in this conference call by dialing (800) 219-6970 in the United States and Canada or (574) 990-1028 outside of the United States and Canada. Please call ten minutes prior to 9:00 a.m. Eastern Time. The conference call will also be available on the investor section of the Company’s website at http://investor.destinationmaternity.com. The passcode for the conference call is 76527468. In the event that you are unable to listen to the call, a replay will be available at 12:00 p.m. Eastern Time on Thursday, September 7, 2017 through 12:00 p.m. Eastern Time Thursday, September 14, 2017 by calling (855) 859-2056 in the United States and Canada or (404) 537-3406 outside of the United States and Canada. The passcode for the replay is 76527468.

About Destination Maternity

Destination Maternity Corporation is the world’s largest designer and retailer of maternity apparel. As of July 29, 2017 Destination Maternity operates 1,150 retail locations in the United States, Canada and Puerto Rico, including 507 stores, predominantly under the trade names Motherhood Maternity®, A Pea in the Pod® and Destination Maternity®, and 643 leased department locations. The Company also sells merchandise on the web primarily through its brand-specific websites, motherhood.com and apeainthepod.com, as well as through its destinationmaternity.com website. Destination Maternity has international store franchise and product supply relationships in the Middle East, South Korea, Mexico, Israel and India. As of July 29, 2017 Destination Maternity has 210 international franchised locations, including 18 standalone stores operated under one of the Company’s nameplates and 192 shop-in-shop locations.

Reconciliation of Non-GAAP Financial Measures

This press release and the accompanying financial tables contain non-GAAP financial measures within the meaning of the SEC’s Regulation G, including 1) adjusted net income (loss), 2) adjusted net income (loss) per share - diluted, 3) Adjusted EBITDA, 4) Adjusted EBITDA before other charges and change in accounting principle, 5) Adjusted EBITDA margin, and 6) Adjusted EBITDA margin before other charges and change in accounting principle. In the accompanying financial tables, the Company has provided reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures. The Company’s management believes that each of these non-GAAP financial measures provides useful information about the Company’s results of operations and/or financial position to both investors and management. Each non-GAAP financial measure is provided because management believes it is an important measure of financial performance used in the retail industry to measure operating results, to determine the value of companies within the industry and to define standards for borrowing from institutional lenders. The Company uses each of these non-GAAP financial measures as a measure of the performance of the Company. In addition, certain of the Company’s cash and equity incentive compensation plans are based on the Company’s level of achievement of Adjusted EBITDA before other charges and change in accounting principle. The Company provides these various non-GAAP financial measures to investors to assist them in performing their analysis of its historical operating results. Each of these non-GAAP financial measures reflects a measure of the Company’s operating results before consideration of certain charges and consequently, none of these measures should be construed as an alternative to net income (loss) or operating income (loss) as an indicator of the Company’s operating performance, as determined in accordance with generally accepted accounting principles. The Company may calculate each of these non-GAAP financial measures differently than other companies.

Forward-Looking Statements

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made from time to time by management of the Company, including those regarding earnings, net sales, comparable sales, other results of operations, liquidity and financial condition, and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the strength or weakness of the retail industry in general and of apparel purchases in particular, our ability to successfully manage our various business initiatives, the success of our international business and its expansion, our ability to successfully manage and retain our leased department and international franchise relationships and marketing partnerships, future sales trends in our various sales channels, unusual weather patterns, changes in consumer spending patterns, raw material price increases, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for apparel (such as fluctuations in pregnancy rates and birth rates), expense savings initiatives, our ability to anticipate and respond to fashion trends and consumer preferences, unanticipated fluctuations in our operating results, the impact of competition and fluctuations in the price, availability and quality of raw materials and contracted products, availability of suitable store locations, continued availability of capital and financing, our ability to hire, develop and retain senior management and sales associates, our ability to develop and source merchandise, our ability to receive production from foreign sources on a timely basis, our compliance with applicable financial and other covenants under our financing arrangements, potential debt prepayments, the trading liquidity of our common stock, changes in market interest rates, our compliance with certain tax incentive and abatement programs, war or acts of terrorism and other factors set forth in the Company’s periodic filings with the U.S. Securities and Exchange Commission (the “SEC”), or in materials incorporated therein by reference.

Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this announcement. The Company assumes no obligation to update or revise the information contained in this announcement (whether as a result of new information, future events or otherwise), except as required by applicable law.

– Financial Tables to Follow –

CONTACT:	Allison Malkin
Caitlin Morahan
ICR, Inc.
DestinationMaternityIR@icrinc.com
203-682-8225

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except percentages and per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	July 29,	July 30,	July 29,	July 30,
	2017	2016	2017	2016
Net sales	$98,280	$106,529	$204,706	$230,959
Cost of goods sold	46,227	51,699	94,714	108,857

Gross profit	52,053	54,830	109,992	122,102
Gross margin	53.0%	51.5%	53.7%	52.9%
Selling, general and administrative expenses (SG&A)	52,806	56,619	108,455	115,394
SG&A as a percentage of net sales	53.7%	53.1%	53.0%	50.0%
Store closing, asset impairment and asset disposal expenses	1,120	442	2,638	1,048
Other charges, net	(171)	875	646	1,544

Operating income (loss)	(1,702)	(3,106)	(1,747)	4,116
Interest expense, net	979	973	1,983	1,625

Income (loss) before income taxes	(2,681)	(4,079)	(3,730)	2,491
Income tax provision (benefit)	93	(1,570)	186	959

Net income (loss)	$(2,774)	$(2,509)	$(3,916)	$1,532

Net income (loss) per share – Basic	$(0.20)	$(0.18)	$(0.28)	$0.11

Average shares outstanding – Basic	13,793	13,700	13,771	13,692

Net income (loss) per share – Diluted	$(0.20)	$(0.18)	$(0.28)	$0.11

Average shares outstanding – Diluted	13,793	13,700	13,771	13,697

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss):
Net income (loss), as reported	$(2,774)	$(2,509)	$(3,916)	$1,532
Add: other charges for proposed business combination	(165)	652	649	873
Add: other charges for management and organizational changes	(6)	223	(3)	671
Less: income tax effect of other charges	64	(334)	(242)	(590)
Less: effect of change in accounting principle	—	—	(764)	—
Add: income tax effect of change in accounting principle	—	—	284	—
Add: deferred tax valuation allowance related to cumulative losses	1,073	—	1,497	—

Adjusted net income (loss)	$(1,808)	$(1,968)	$(2,495)	$2,486

Adjusted net income (loss) per share – diluted	$(0.13)	$(0.14)	$(0.18)	$0.18

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	July 29, 2017	January 28, 2017
ASSETS
Current assets:
Cash and cash equivalents	$2,161	$2,859
Trade receivables, net	5,904	5,683
Inventories	69,759	69,040
Prepaid expenses and other current assets	7,568	9,464

Total current assets	85,392	87,046
Property and equipment, net	76,128	83,029
Other assets	4,048	5,912

Total assets	$165,568	$175,987

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit borrowings	$4,200	$4,600
Current portion of long-term debt	8,094	6,948
Accounts payable	17,071	17,656
Accrued expenses and other current liabilities	28,403	31,359

Total current liabilities	57,768	60,563
Long-term debt	26,986	31,485
Deferred rent and other non-current liabilities	22,781	22,789

Total liabilities	107,535	114,837
Stockholders’ equity	58,033	61,150

Total liabilities and stockholders’ equity	$165,568	$175,987

Selected Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	July 29,	January 28,	July 30,
	2017	2017	2016
Cash and cash equivalents	$2,161	$2,859	$2,752
Inventories	69,759	69,040	70,528
Property and equipment, net	76,128	83,029	89,793
Line of credit borrowings	4,200	4,600	1,700
Total debt	39,280	43,033	43,297
Stockholders’ equity	58,033	61,150	94,814

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended
	July 29,	July 30,
	2017	2016
Operating Activities
Net income (loss)	$(3,916)	$1,532
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,888	8,927
Stock-based compensation expense	830	968
Loss on impairment of long-lived assets	2,446	733
Loss on disposal of assets	116	215
Grow NJ award benefit	1,815	1,833
Deferred income tax benefit	—	(75)
Amortization of deferred financing costs	235	139
Changes in assets and liabilities:
Decrease (increase) in:
Trade receivables	(221)	3,297
Inventories	(719)	1,981
Prepaid expenses and other current assets	1,962	(10)
Other non-current assets	(44)	(24)
Increase (decrease) in:
Accounts payable, accrued expenses and other current liabilities	(2,965)	(14,057)
Deferred rent and other non-current liabilities	(179)	(153)

Net cash provided by operating activities	8,248	5,306

Investing Activities
Capital expenditures	(3,611)	(6,800)
Proceeds from sale of property and equipment	—	2
Additions to intangible assets	(18)	(45)

Net cash used in investing activities	(3,629)	(6,843)

Financing Activities
Decrease in cash overdraft	(1,342)	(425)
Decrease in line of credit borrowings	(400)	(26,700)
Proceeds from long-term debt	3,401	32,000
Repayment of long-term debt	(6,673)	(1,436)
Deferred financing costs paid	(268)	(1,252)
Withholding taxes on stock-based compensation paid in connection with repurchase of common stock	(37)	(18)
Proceeds from exercise of stock options	—	3

Net cash (used in) provided by financing activities	(5,319)	2,172

Effect of exchange rate changes on cash and cash equivalents	2	1

Net (Decrease) Increase in Cash and Cash Equivalents	(698)	636
Cash and Cash Equivalents, Beginning of Period	2,859	2,116

Cash and Cash Equivalents, End of Period	$2,161	$2,752

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Supplemental Financial Information

Reconciliation of Net Income (Loss) to Adjusted EBITDA(1)

and Adjusted EBITDA Before Other Charges and Change in Accounting Principle,

and Operating Income (Loss) Margin to Adjusted EBITDA Margin

and Adjusted EBITDA Margin Before Other Charges and Change in Accounting Principle

(in thousands, except percentages)

(unaudited)

	Three Months Ended		Six Months Ended
	July 29,	July 30,	July 29,	July 30,
	2017	2016	2017	2016
Net income (loss)	$(2,774)	$(2,509)	$(3,916)	$1,532
Add: income tax provision (benefit)	93	(1,570)	186	959
Add: interest expense, net	979	973	1,983	1,625

Operating income (loss)	(1,702)	(3,106)	(1,747)	4,116
Add: depreciation and amortization expense	4,427	4,541	8,888	8,927
Add: loss on impairment of long-lived assets	1,100	322	2,446	733
Add: loss on disposal of assets	22	113	116	215
Add: stock-based compensation expense	416	510	830	968

Adjusted EBITDA (1)	4,263	2,380	10,533	14,959
Add: other charges for proposed business combination	(165)	652	649	873
Add: other charges for management and organizational changes	(6)	223	(3)	671
Add: effect of change in accounting principle	—	—	(764)	—

Adjusted EBITDA before other charges and change in accounting principle	$4,092	$3,255	$10,415	$16,503

Net sales	$98,280	$106,529	$204,706	$230,959

Operating income (loss) margin (operating income (loss) as a percentage of net sales)	(1.7)%	(2.9)%	(0.9)%	1.8%
Adjusted EBITDA margin (adjusted EBITDA as a percentage of net sales)	4.3%	2.2%	5.1%	6.5%
Adjusted EBITDA margin before other charges and effect of change in accounting principle (adjusted EBITDA before other charges and change in accounting principle as a percentage of net sales)	4.2%	3.1%	5.1%	7.1%

(1)	Adjusted EBITDA represents operating income (loss) before deduction for the following non-cash charges: (i) depreciation and amortization expense; (ii) loss on impairment of tangible and intangible assets; (iii) loss on disposal of assets; and (iv) stock-based compensation expense.

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